Exhibit 99.2

FEBRUARY 17, 2026

GLAUKOS CORPORATION (NYSE: GKOS)

FOURTH QUARTER AND FULL YEAR 2025 IN REVIEW

Important Information

This document is intended to be read by investors in advance of regularly scheduled quarterly conference calls and was designed to provide a review of Glaukos Corporation’s recent financial and operational performance and general business outlook.

Please see “Forward-Looking Statements” and “Statement Regarding Use of Non-GAAP Financial Measures” in the “Additional Information” section of this document.

Conference Call Information

Date:	February 17, 2026

Time:	4:30 p.m. ET / 1:30 p.m. PT

Dial-in numbers:	1-800-715-9871 (U.S.), 1-646-307-1963 (International)

Confirmation ID:	5255602

Live webcast:	Events page at the Glaukos Investor Relations website at http://investors.glaukos.com or at this link.

Webcast replay:	A replay of the webcast will be archived on the Glaukos Investor Relations website following completion of the call.

GLAUKOS
TRANSFORMING VISION

WE'LL GO FIRST

Innovation is at the core of everything we do. At Glaukos, we push the limits of science and technology to solve unmet needs in chronic eye diseases.

FEBRUARY 17, 2026

FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS SUMMARY

Business Description

Ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel, dropless platform therapies designed to disrupt the conventional standard of care and improve outcomes for patients suffering from chronic eye diseases

Disease Categories	Glaucoma Corneal Health Retinal Disease
Revenue (Growth)	4Q 2025 $143.1 million (+36% reported and +34% constant currency versus 4Q 2024)	FY 2025 $507.4 million (+32% reported and constant currency versus FY 2024)
Gross Margin (Non-GAAP)	4Q 2025 ~85% (versus ~82% in 4Q 2024)	FY 2025 ~84% (versus ~82% in FY 2024)
Cash & Cash Equivalents, Short-Term Investments, and Restricted Cash	$282.6 million as of December 31, 2025 (versus $277.5 million as of September 30, 2025)
FY2026 Sales Guidance	FY 2026 global consolidated revenues of $600 - $620 million expected

See “Statement Regarding Use of Non-GAAP Financial Measures” and the Non-GAAP reconciliations included within the Additional Information section of this document. Reconciliations for each of constant currency revenue growth, Non-GAAP Gross Margin, and the other non-GAAP financial measures disclosed in this document to the most directly comparable GAAP financial measure are provided.

FEBRUARY 17, 2026

Revenue Performance & Commercial Overview

Global Consolidated Revenue Performance

Glaukos reported record fourth quarter net revenues of $143.1 million that were up 36% on a reported basis, or 34% on a constant currency basis, versus 4Q 2024. Our fourth quarter record results reflect a sustained growth acceleration in our business with the strong performance driven by growing iDose® TR adoption and utilization, along with our broader Interventional Glaucoma, or IG, initiatives globally.

For fiscal year 2025, net revenues were approximately $507 million, up 32% compared to net revenues of approximately $383 million in 2024.

Annual Reported Net Sales (in millions)
$72
$114
$159
$181
$237
$225
$294
$283
$315
$383
$507
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
10-Yr CAGR: 22%

FEBRUARY 17, 2026

Franchise Revenue Performance

U.S. Glaucoma

Our record fourth quarter U.S. Glaucoma net revenues were approximately $86.4 million, representing year-over-year growth of 53% versus 4Q 2024 driven by growing contributions from iDose TR, which generated sales of approximately $45 million in the third quarter.

For fiscal year 2025, U.S. Glaucoma net revenues were approximately $298.6 million, representing year-over-year growth of 50% versus fiscal year 2024, including iDose TR sales of approximately $136 million.

During the fourth quarter, we successfully advanced execution of our detailed launch plans for iDose TR, a first-of-its-kind intracameral procedural pharmaceutical that was designed to continuously deliver glaucoma drug therapy for up to three years. Most importantly, clinical outcomes and product feedback from a growing number of cases and trained surgeons continue to be very positive and reaffirm our view that with the launch of iDose TR, we have the potential to reshape glaucoma management as we know it today.

International Glaucoma

Our record fourth quarter International Glaucoma net revenues were approximately $32.8 million, representing year-over-year growth of 18% on a reported basis, or 13% on a constant currency basis, versus 4Q 2024. The strong growth internationally during the fourth quarter was broad-based as we continue to scale our international infrastructure and increasingly drive MIGS forward as the standard of care in each region and major market in the world.

For fiscal year 2025, International Glaucoma net revenues were approximately $122.5 million, representing year-over-year reported growth of 18%, or 16% on a constant currency basis, versus fiscal year 2024.

We remain in the early stages of expanding our IG and product portfolio initiatives globally ahead of anticipated new product approvals and expanding market access in the years to come.

Corneal Health

Our record fourth quarter Corneal Health net revenues were approximately $24.0 million, representing year-over-year growth of 12% versus 4Q 2024, including U.S. Photrexa® net sales of $21.4 million. As

FEBRUARY 17, 2026

discussed previously, these fourth quarter results reflect the continued impact to Photrexa realized revenues as a result of our entry as a company into the Medicaid Drug Rebate Program (MDRP).

For fiscal year 2025, Corneal Health net revenues were approximately $86.4 million, representing year-over-year reported growth of 8% versus fiscal year 2024. U.S Photrexa sales in 2025 were $75.0 million, an increase of 9% compared to 2024.

We will continue to focus on expanding access for keratoconus patients suffering from this rarely diagnosed disease.

FEBRUARY 17, 2026

Additional Commercial Updates & Commentary

We have had several additional positive commercial updates worth highlighting here:

✓	Advanced commercial launch activities in the U.S. for iDose TR
o	Growing number of trained surgeons and accounts
o	Expanding utilization of the installed active surgeon base
o	Broadening and streamlining market access among MACs, commercial, and Medicare Advantage payers
o	Expanded set of peer-reviewed literature, now consisting of 17 different peer-reviewed publications highlighting iDose TR as a transformative new treatment alternative for patients suffering with glaucoma and ocular hypertension
o	Accelerating marketing investments to support increased patient awareness and education
✓	Commenced initial commercial launch plans for Epioxa™ following October 2025 FDA approval
o	Establishing site-of-care network with acquired O2N systems already actively deployed at locations covering nearly 50% of the U.S. population, and a broader pipeline of systems moving through approval processes that would expand our treatment reach closer to 90%
o	Market access:
●	Completed initial payer communications and updated key payer databases with details associated with Epioxa launch
●	Actively engaging with insurers representing approximately 50% of commercially covered lives in the U.S., including 4 of the top 5 commercial insurers
●	Successfully submitted for permanent J-Code; anticipate July 2026 effective date
o	Deployed various new patient services and support programs
o	Developing new marketing and DTC campaigns designed to significantly enhance awareness, education, and detection
o	Introduced new financial co-pay assistance program and operationalized Specialty Pharmacy option available for our customers at launch
o	Epioxa drug availability expected in late Q1 2026

FEBRUARY 17, 2026

2026 Revenue Guidance Reaffirmed

Glaukos expects full-year 2026 global consolidated net sales of $600 - $620 million. This guidance attempts to take into consideration:

●	Potential growing contributions from iDose TR as reimbursement confidence grows and broader IG initiatives take hold over the course of the year
●	Potential growing contributions from iStent infinite as broader IG initiatives take hold
●	Potential growing contributions from Epioxa as commercial launch plans advance
●	Potential transient headwinds within our U.S. Corneal Health franchise associated with the Photrexa to Epioxa transition
●	Combo-cataract MIGS competition globally
●	The continued estimated impact on U.S. Glaucoma volumes related to professional fee reimbursement for combination-cataract trabecular bypass surgery versus other more invasive alternatives
●	The latest foreign currency exchange spot rates as of our 4Q 2025 earnings call on February 17, 2026
●	Global macroeconomic environment and associated uncertainties, which at this time are difficult to predict

FEBRUARY 17, 2026

Research & Development / Pipeline Overview

Pipeline Summary

Our five key dropless technology therapy platforms designed to disrupt traditional treatment paradigms and generate cascades of future innovation are as follows:

•	iStent® micro-scale surgical devices
•	iDose® sustained-release procedural pharmaceuticals
•	iLink® bio-activated pharmaceuticals
•	iLution™ transdermal pharmaceuticals
•	Retina XR bio-erodible sustained-release pharmaceuticals

Ocular Hypertension and
Open-Angle Glaucoma
iStent
Micro-Scale
iDose
Sustained-Release
Retina XR
Bio-Erodible IVT
iLink
Bio-Activated
iLution
Eyelid Delivery
AMD
DME
RVO
Dry Eye
Glaucoma
Presbyopia
Blepharitis
Keratoconus

FEBRUARY 17, 2026

Key R&D and Pipeline Updates

We are continuing to invest in and advance our fulsome pipeline of core novel platforms, supported by more than $800 million investment into R&D since 2018 alone. Recent updates in our pipeline include:

iDose Platform Updates

✓	Announced U.S. FDA approval for NDA labeling supplement allowing for unlimited re-administration of iDose TR in patients who maintain a healthy cornea (January 2026)
✓	Advancing patient enrollment in Phase 2b/3 clinical program for iDose TREX, our next-generation iDose therapy
o	Initial results of Phase 2a clinical trial demonstrated substantial IOP reductions of 8.6 to 10.8 mmHg through 3 months
✓	Commenced Phase 3b study for iDose TRIO
o	Initial human factors study indicated strong user preference (~90% favorability)
✓	Advancing various Phase 4 studies for iDose TR
iLink Platform Updates

✓	Announced U.S. FDA approval for Epioxa (Epi-on) (October 2025)
o	Epioxa is a groundbreaking advancement in corneal cross-linking for the treatment of keratoconus, a rare, sight-threatening disease that is currently far too often undiagnosed and untreated
o	Epioxa ushers in a new standard of care for patients
o	Epioxa expected to be commercially available in Q1 2026
✓	Advancing development of KC screening tool to support planned commercialization in 2H 2026
✓	Preparing to commence Phase 3 clinical program for third-generation iLink therapy in 2027
✓	Commenced Phase 2 clincial trial for iVeena (4Q 2025)

FEBRUARY 17, 2026

iStent Platform Updates

✓	Completed patient enrollment in PMA pivotal trial for iStent infinite in mild-to-moderate glaucoma patients (4Q 2025)
✓	Announced EU MDR certification for iStent infinite (June 2025)
✓	Advancing 510(k) pivotal study for PRESERFLO™ MicroShunt

iLution Platform Updates

✓	Commenced Phase 2 clinical trial for iLution™ Blepharitis (4Q 2025)

Retina XR Platform Updates

✓	Completed patient enrollment in first-in-human Retina XR clinical development program for IVT multi-kinase inhibitor in wet AMD patients (GLK-401) (4Q 2025)

FEBRUARY 17, 2026

Product / Pipeline Chart

PRODUCT	PATIENT	STATUS	
iStent / iStent inject / iStent inject W	Mild-to-Moderate Glaucoma with Cataract	FDA Approved (2012, 2018, 2020)	GLAUCOMA
iStent infinite	Glaucoma (failed on prior therapy)	FDA Cleared (2022)	GLAUCOMA
iStent infinite	Glaucoma (label expansion)	Active PMA Study / EU MDR Cert (2025)	GLAUCOMA
PRESERFLO MicroShunt	Advanced-Refractory Glaucoma	OUS Approved / US Active IDE Study	GLAUCOMA
iDose TR	Ocular Hypertension - Glaucoma	FDA Approved (2023)	GLAUCOMA
iDose TRIO	Ocular Hypertension - Glaucoma	Phase 3b	GLAUCOMA
iDose TREX	Ocular Hypertension - Glaucoma	Phase 2b/3	GLAUCOMA
iDose Next Generation	Ocular Hypertension - Glaucoma	Pre-Clinical	GLAUCOMA
Mitosol	Adjunct to Glaucoma Filtration Surgery	FDA Approved	GLAUCOMA
Photrexa (Epi-off)	Keratoconus	FDA Approved (2016)	CORNEA
Epioxa (Epi-on)	Keratoconus	FDA Approved (2025)	CORNEA
iLink 3rd Generation	Keratoconus	Phase 2	CORNEA
iVeena (IVMED-80)	Keratoconus	Phase 2	CORNEA
iLinko$_2$n KC Screening Tool	Keratoconus	Pre-Submission	CORNEA
iLution Blepharitis	Demodex Blepharitis	Phase 2	CORNEA
iLution Myopia	Progressive Myopia	Pre-Clinical	CORNEA
IVT Multi-Kinase Inhibitor (GLK-401)	AMD, DME, RVO	Phase 2	RETINA
IVT NCE Conjugate (GLK-411)	DME	Pre-Clinical	RETINA
Radius XR	Wearable Patient Engagement & Diagnostic System	FDA Cleared	OTHER
iAccess	Precision Goniotomy	FDA Cleared	OTHER

FEBRUARY 17, 2026

Other Financial Performance Overview

As a reminder, we discuss our financial performance on a non-GAAP basis and summarize our GAAP performance. We encourage investors to review our GAAP to non-GAAP reconciliation which can be found in our earnings press release, the Additional Information section contained herein, as well as the Investor Relations section of our website.

Fourth quarter 2025 financial performance summary:

Gross Margin (Non-GAAP)	4Q 2025: 85% 4Q 2024: 82% YoY ∆: +280 bps	● Please note that our non-GAAP adjustments to cost of goods sold include substantial amounts related to Avedro and Mobius acquisitions accounting
SG&A (Non-GAAP)	4Q 2025: $94.5M 4Q 2024: $68.6M YoY ∆: +38%
●
+14% sequentially vs $83.2M in 3Q 2025
●
YoY and QoQ increases primarily reflect commercial and G&A investments globally and new product launch activities, along with $4.7M in one-time stock compensation expenses associated with the triggering of certain performance awards in 4Q 2025

R&D (Non-GAAP)	4Q 2025: $43.7M 4Q 2024: $36.5M YoY ∆: +20%	● +15% sequential increase vs $38.1M in 3Q 2025 ● YoY and QoQ increases reflect continued investment in and advancement of R&D programs
SG&A + R&D (Non-GAAP)	4Q 2025: $138.2M 4Q 2024: $105.1M YoY ∆: +31%	● +14% sequential increase vs $121.3M in 3Q 2025
Earnings	Op Loss (Non-GAAP) 4Q 2025 ($16.4M) 4Q 2024: ($18.3M) Net Loss (Non-GAAP) 4Q 2025: ($16.4M) 4Q 2024: ($22.2M) Diluted EPS (Non-GAAP) 4Q 2025: ($0.28) 4Q 2024: ($0.40)
CapEx	4Q 2025: $2.9M 4Q 2024: $1.7M YoY ∆: +$1.2M	● Capital expenditures have moderated to levels more consistent with historical norms
Cash	4Q 2025: $282.6M 3Q 2025: $277.5M QoQ ∆: +$5.1M

FEBRUARY 17, 2026

Other Important Updates

➢

During the third quarter of 2025, we celebrated the groundbreaking of our new state-of-the-art research, development, and manufacturing facility in Huntsville, Alabama. We are proud to expand our U.S. footprint with the development of this new state-of-the-art facility to augment our current infrastructure and support our long-term growth plans. The new site represents a major milestone in the company’s commitment to strengthening U.S. manufacturing, creating high-quality jobs, and driving the next generation of innovation in American healthcare.

➢

Given the ongoing conversations around tariff and geopolitical issues, we wanted to highlight that we manufacture and source our products primarily within the U.S., and as such, expect minimal direct exposure to the most recently implemented tariff-related policies. That said, the tariff dynamics obviously remain highly fluid. As such, we will continue to closely monitor the situation given the overall instability in the marketplace and global macroeconomic uncertainties.

FEBRUARY 17, 2026

FEBRUARY 17, 2026

Delivering the Portfolio for Sustainable Long-Term Growth & Value Creation

While we execute commercially, we continue to successfully invest in and advance our robust pipeline of novel, promising platform technologies that we believe can significantly expand our addressable markets and leverage our commercial platform to fundamentally transform our company over time.

We believe the strong financial profile and capital position we’ve built provides a solid foundation that allows us to remain on offense when it comes to successfully investing for our future, leaving us well-positioned for the next phase of our pioneering journey as we target clinical, regulatory, and commercial milestones in the years ahead.

Our mission is to disrupt conventional treatment paradigms to advance the existing standard of care and enrich the lives and treatment alternatives for patients worldwide suffering from sight-threatening chronic eye diseases. We believe our platforms and product candidates have the ability to generate a robust cadence of new product introductions over the coming years that can generate layers of future growth.

2025 was an important year for Glaukos as we successfully executed on our core business key strategic objectives while achieving notable pipeline advancements and milestones that leave us excited about our prospects and well-positioned for the next phase of our pioneering journey.

FEBRUARY 17, 2026

Key Technology Platforms

Our platforms embody ambitious, big ideas aimed at addressing large and chronically underserved eye diseases, including for glaucoma, corneal disorders, and retinal diseases. Over the years the number of disclosed pipeline programs associated with these platforms has expanded significantly to 13 entering into 2026.

iStent Micro-Scale Surgical Devices

Our foundational iStent micro-surgical device platform primarily involves the insertion of a micro-scale device designed to reduce IOP by restoring the natural aqueous humor outflow pathways for patients suffering from glaucoma. We believe our iStent portfolio is the industry’s most comprehensive offering of minimally-invasive, tissue-sparing glaucoma solutions, supporting our goal to provide a full range of options to fit surgeons’ individual glaucoma treatment algorithms that offer the best short- and long-term benefit-to-risk calculus at every stage of disease progression, from ocular hypertension through refractory disease, and in both combo-cataract and standalone procedures. We are proud to be the corporate pioneer and global market leader in MIGS, with our family of iStent technologies supported by more than 400 peer-reviewed publications, 20+ years of clinical and commercial experience, and 1+ million iStent devices implanted worldwide since our inception.

iDose Sustained-Release Procedural Pharmaceuticals

Our iDose sustained-release procedural pharmaceutical platform consists of a targeted, minimally-invasive, injectable implant designed to deliver therapeutic levels of medication from within the eye for extended periods of time. Designed to address ubiquitous patient non-adherence and chronic side effects associated with topical medications by providing continuous, long-duration, robust efficacy with minimal side effects. Given our development success to date with iDose TR, we continue to invest resources to expand our pharmaceutical development capabilities and develop future iDose solutions.

FEBRUARY 17, 2026

iLink Bio-Activated Pharmaceuticals

Our iLink bio-activated pharmaceutical platform consists of novel single-use drug formulations that are bio-activated by our proprietary systems through the delivery of ultraviolet light to the cornea to induce a biochemical reaction called corneal cross-linking designed to strengthen, stabilize, and reshape the cornea. Even though keratoconus is a serious sight-threatening disease and the leading cause of full thickness corneal transplants in the U.S., we believe it remains vastly undertreated. This undertreatment is due primarily to under-diagnosis and the historical lack of an effective solution. With the launch of Epioxa, we plan to make substantial investments in patient awareness and access while addressing the longstanding challenges of underdiagnosis and undertreatment that have affected this rare disease patient community.

iLution Transdermal Pharmaceuticals

Our iLution transdermal pharmaceutical platform, which consists of patented cream-based drug formulations, are designed to be applied to the outer surface of the eyelid for dropless transdermal delivery of pharmaceutically active compounds for the treatment of eye disorders. We believe iLution’s differentiated delivery approach on the eyelid may offer significant advantages over traditional topical delivery, including the potential for easier administration, faster onset of action, and fewer side effects, such as reduced preservative induced corneal and conjunctival sequalae, all of which can help contribute to better compliance and improved patient outcomes.

Retina XR Bio-Erodible Sustained-Release Pharmaceuticals

Our bio-erodible sustained release pharmaceutical platform, known as Retina XR, is designed to treat retinal diseases, the largest market in ophthalmology today. The goal of these investigational programs is to provide retinal specialists and their patients with novel sustained pharmaceutical treatment options that offer meaningfully longer duration-of-effect than the current standard of care dominated by short-lasting biological injections that often impose tremendous treatment burdens on patients because of the high-frequency of required treatments.

FEBRUARY 17, 2026

FEBRUARY 17, 2026

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this presentation that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR or Epioxa therapies; the impact of general macroeconomic conditions including foreign currency fluctuations and future public health crises on our business; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by governmental or third-party payors for procedures using our existing products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which was filed with the SEC on October 31, 2025, and our Annual Report on Form 10-K for the year ended December 31, 2025, which we expect to file on or before March 2, 2026. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

FEBRUARY 17, 2026

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; unusual non-recurring expenses associated with inventory write-downs; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements; and any other adjustment that is determined to be appropriate and consistent with the Non-GAAP Purposes. See “Primary GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.  Beginning in the second quarter of 2022, we no longer exclude certain upfront and contingent milestone payments in connection with collaborative and licensing arrangements and certain in-process R&D charges for non-GAAP reporting and disclosure purposes.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period.  See “Additional GAAP to Non-GAAP Reconciliations” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

FEBRUARY 17, 2026

GAAP Income Statement

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net sales	$143,121	$105,499	$507,442	$383,481
Cost of sales	31,771	28,635	111,814	94,027
Impairment of intangible asset	112,867	—	112,867	—
Gross profit	(1,517)	76,864	282,761	289,454
Operating expenses:
Selling, general and administrative	94,700	69,003	331,747	261,166
Research and development	43,651	36,527	150,614	136,425
Acquired in-process research and development	—	—	—	14,229
Total operating expenses	138,351	105,530	482,361	411,820
Loss from operations	(139,868)	(28,666)	(199,600)	(122,366)
Non-operating income (expense):
Interest income	2,512	2,494	10,714	11,105
Interest expense	(1,146)	(1,572)	(4,635)	(10,040)
Charges associated with convertible senior notes	—	—	—	(18,012)
Other (expense) income, net	(1,314)	(5,950)	479	(6,288)
Total non-operating income (expense)	52	(5,028)	6,558	(23,235)
Loss before taxes	(139,816)	(33,694)	(193,042)	(145,601)
Income tax (benefit) provision	(6,159)	(114)	(5,351)	771
Net loss	$(133,657)	$(33,580)	$(187,691)	$(146,372)

Basic and diluted net loss per share	$(2.32)	$(0.60)	$(3.28)	$(2.77)

Weighted-average shares outstanding used to compute basic and diluted net loss per share	57,506	55,584	57,190	52,755

FEBRUARY 17, 2026

GAAP Balance Sheet

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90,813	$169,626
Short-term investments	187,947	149,289
Accounts receivable, net	108,608	60,744
Inventory	63,564	57,678
Prepaid expenses and other current assets	24,052	12,455
Total current assets	474,984	449,792
Restricted cash	3,834	4,733
Property and equipment, net	113,253	97,867
Operating lease right-of-use asset	31,527	30,254
Finance lease right-of-use asset	39,404	41,816
Intangible assets, net	141,916	263,445
Goodwill	66,710	66,134
Deposits and other assets	21,859	20,715
Total assets	$893,487	$974,756

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$24,624	$13,026
Accrued liabilities	76,651	62,099
Total current liabilities	101,275	75,125
Operating lease liability	35,767	33,936
Finance lease liability	68,109	69,463
Deferred tax liability, net	441	6,928
Other liabilities	31,740	22,373
Total liabilities	237,332	207,825

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of December, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 57,539 and 56,472 shares issued and 57,511 and 56,544 shares outstanding at December 31, 2025 and December 31, 2024, respectively	58	56
Additional paid-in capital	1,586,056	1,509,831
Accumulated other comprehensive income	3,303	2,615
Accumulated deficit	(933,130)	(745,439)
Less treasury stock (28 shares as of December 31, 2025 and December 31, 2024)	(132)	(132)
Total stockholders' equity	656,155	766,931
Total liabilities and stockholders' equity	$893,487	$974,756

FEBRUARY 17, 2026

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q4 2025				Q4 2024
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Cost of sales	$31,771	$(10,452)	(a)(b)(c)	$21,319	$28,635	$(9,972)	(a)(c)	$18,663

Impairment of intangible asset	$112,867	$(112,867)	(d)	$—	$—	$—		$—

Gross Margin	(1.1)%	86.2%		85.1%	72.9%	9.4%		82.3%

Operating expenses:
Selling, general and administrative	$94,700	$(187)	(e)	$94,513	$69,003	$(411)	(f)	$68,592
Loss from operations	$(139,868)	$123,506		$(16,362)	$(28,666)	$10,383		$(18,283)

Non-operating (expense) income:
Other (expense) income, net	$(1,314)	$—		$(1,314)	$(5,950)	$951	(g)	$(4,999)

Income tax (benefit) provision	$(6,159)	$6,204	(h)	$45	(114)	$—		$(114)

Net loss	$(133,657)	$117,302	(i)	$(16,355)	$(33,580)	$11,334	(i)	$(22,246)
Basic and diluted net loss per share	$(2.32)	$2.04		$(0.28)	$(0.60)	$0.20		$(0.40)

(a)

Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $8.6 million in Q4 2025 and $5.5 million in Q4 2024.

(b)	Mobius acquisition-related amortization expense of developed intellectual property of $0.5 million.
(c)	Inventory write-down charges associated with the transition from Photrexa to Epioxa of $1.3 million in Q4 2025 and product line optimizations of $4.4 million in Q4 2024.
(d)	Impairment of intangible asset associated with the transition from Photrexa to Epioxa.
(e)	Mobius contingent consideration fair value adjustment.
(f)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $0.4 million.
(g)	Remeasurement loss on derivative asset and direct transaction costs associated with the capped call unwind agreements.
(h)	Tax effect from conversion of Avedro acquisition developed technology intangible asset from indefinite-lived to finite-lived.
(i)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2025 and 2024.

FEBRUARY 17, 2026

Primary GAAP to Non-GAAP Reconciliations

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Full Year 2025				Full Year 2024
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Cost of sales	$111,814	$(29,049)	(a)(b)(c)(d)	$82,765	$94,027	$(26,541)	(a)(d)	$67,486

Impairment of intangible asset	$112,867	$(112,867)	(e)	$—

Gross Margin	55.7%	28.0%		83.7%	75.5%	6.9%		82.4%

Operating expenses:
Selling, general and administrative	$331,747	$(239)	(f)	$331,508	$261,166	$(2,526)	(g)	$258,640

Loss from operations	$(199,600)	$142,155		$(57,445)	$(122,366)	$29,067		$(93,299)

Non-operating expense:
Charges associated with convertible senior notes	$—	$—		$—	$(18,012)	$18,012	(h)	$—

Other income (expense), net	$479	$—		$479	$(6,288)	$951	(i)	$(5,337)

Income tax (benefit) provision	$(5,351)	$6,204	(j)	$853	$771	$—		$771

Net loss	$(187,691)	$135,951	(k)	$(51,740)	$(146,372)	$48,030	(k)	$(98,342)

Basic and diluted net loss per share	$(3.28)	$2.38		$(0.90)	$(2.77)	$0.91		$(1.86)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $25.2 million in 2025 and $22.1 million in 2024.
(b)	Mobius acquisition-related amortization expense of developed intellectual property of $1.2 million.
(c)	Non-recurring, non-cash charge related to the write-down of certain inventory of $1.3 million.
(d)	Inventory write-down charges associated with the transition from Photrexa to Epioxa of $1.3 million in 2025 and product line optimizations of $4.4 million in 2024.
(e)	Impairment of intangible asset associated with the transition from Photrexa to Epioxa.
(f)	Mobius acquisition-related transaction expense of $0.3 million and contingent consideration fair value adjustment of ($0.1) million.
(g)	Avedro acquisition-related amortization expense of customer relationship intangible assets.
(h)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(i)	Remeasurement loss on derivative asset and direct transaction costs associated with the capped call unwind agreements
(j)	Tax effect from conversion of Avedro acquisition developed technology intangible asset from indefinite-lived to finite-lived.
(k)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2025 and 2024.

FEBRUARY 17, 2026

Additional GAAP to Non-GAAP Reconciliations

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	4Q 2025	4Q 2024	3Q 2025	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$32,779	$27,869	$29,443	17.6%	13.1%	4.5%	11.3%	12.7%	(1.4)%

Total Net Sales	$143,121	$105,499	$133,537	35.7%	34.5%	1.2%	7.2%	7.5%	(0.3)%

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

Reported Sales vs. Prior Periods (in thousands)
			Year-over-Year Percent Change
	2025	2024	Reported	Operations (1)	Currency (2)

International Glaucoma	$122,482	$103,705	18.1%	16.0%	2.1%

Total Net Sales	$507,442	$383,481	32.3%	31.7%	0.6%

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

For Non-GAAP disclosures associated with the company’s past quarterly results, included with respect to the sequential comparisons included herein, please see reconciliations here.